UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2005

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23975	42-1556195

(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, New York	14095-0514

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 625-7500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

On June 28, 2005, First Niagara Financial Group, Inc. (the “Company”) issued a press release disclosing that First Niagara Risk Management, Inc., (“FNRM”) the wholly-owned insurance subsidiary of the Company’s wholly-owned subsidiary First Niagara Bank, signed a definitive agreement to acquire Hatch Leonard Naples, Inc. (“HLN”) the largest insurance agency in Rochester and among the top agencies in Buffalo and Syracuse. Under terms of the Agreement, the consideration will include a combination of cash and the Company’s stock. The Company estimates that approximately 435,000 shares will be issued in connection with the transaction which is expected to close July 31, 2005. A copy of the press release is filed as exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibits.

Exhibit	Description

99.1	Press release dated June 28, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: June 29, 2005	By:	/s/ John R. Koelmel

John R. Koelmel Chief Financial Officer (Duly authorized representative)